Exhibit 1.1

EXECUTION VERSION

ARRIVAL

$300,000,000 OF SHARES
ORDINARY SHARES
(Accounting par value per share)

EQUITY DISTRIBUTION AGREEMENT

August 11, 2022

To:	Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

In their capacity as Manager

Ladies and Gentlemen:

Arrival (formerly Arrival Group), a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg having its registered office at 60A, rue des Bruyères, L-1274 Howald, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies (Registre de Commerce et des Sociétés de Luxembourg) under number B 248209 (the “Company”), confirms its agreement with Barclays Capital Inc., in their capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined herein) (the “Manager”) with respect to the issuance and sale of, during the term and on the terms set forth in this Equity Distribution Agreement (this “Agreement”), its ordinary shares, accounting par value per share (the “Ordinary Shares”), having an aggregate gross sales price of up to $300,000,000 (the “Shares”).

1.             Representations and Warranties. The Company represents and warrants to and agrees with the Manager, as of the date hereof and on the dates provided in this Agreement, that:

(a)           The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement (File No. 333-266472) on Form F-3, including a prospectus relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus.” The Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b) under the Securities Act (the “Prospectus Supplement”) on or before the second business day after the date hereof. As of the date it is filed, such Prospectus Supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Manager agrees in writing to a modification, shall be in all substantive respects in the form furnished by the Company to the Manager in connection with the offering of the Issuance Shares. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) in all material respects. The Company has paid, or has carried forward and has applied, the fees required by the Commission relating to the Issuance Shares within the time required by Rule 456(b) and otherwise in accordance with Rules 456(b) and 457(o).

Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Manager in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication.”

(b)           The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

(c)           (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Issuance Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Issuance Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Prospectus complied, or will comply as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(d)           (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively with the information listed on Schedule III(b) hereto, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Basic Prospectus and each Testing-the-Waters Communication, if any, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the General Disclosure Package, as of each Time of Sale will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with any Manager Information furnished in writing to the Company by the Manager expressly for use in the Prospectus or in the General Disclosure Package.

(e)           Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Issuance Shares or until any earlier date that the Company notified or notifies the Manager, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Manager in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(f)            The Company is an “ineligible issuer” as defined under Rule 405 under the Securities Act. The Company has not prepared or used, and will not prepare or use, any “free writing prospectus” as defined under Rule 405 under the Securities Act until such time that the Company is no longer an “ineligible issuer” or is otherwise permitted to issue a “free writing prospectus” under applicable law.

(g)           (A) No order preventing or suspending the use of the Basic Prospectus has been issued by the Commission, and (B) the Basic Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Manager Information (as defined in Section 7(b) of this Agreement).

(h)           The Company’s Annual Report on Form 20-F for the year ended December 31, 2021 and Form 6-Ks filed or furnished since January 1, 2021, when they were filed with or furnished to the Commission (“Exchange Act Documents”), conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with or furnished to the Commission, as the case may be, since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(a) hereto.

(i)            Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Registration Statement, the General Disclosure Package and the Prospectus) or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and would not be reasonably expected to materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(k)           The Company and its subsidiaries own or have a valid and enforceable right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights and copyrightable works, licenses, inventions, software, source code, databases, technology, know-how, and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures) and all other worldwide intellectual property, industrial property and proprietary rights (including all goodwill associated with, and all registrations of and applications for, the foregoing) (collectively, “Intellectual Property”) used or held for use in, or otherwise necessary to the conduct of their respective businesses as currently conducted and as proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and its subsidiaries (i) collectively and exclusively own all right, title and interest in and to the Intellectual Property owned by the Company and its subsidiaries or described as owned by them in the Registration Statement, the General Disclosure Package or the Prospectus, and any such Intellectual Property that is registered with a government agency has not been adjudged invalid or unenforceable by a court of competent jurisdiction or applicable government agency, in whole or in part, and is owned free and clear of all liens, encumbrances, claims, defects and other restrictions (other than (A) licenses and other rights with respect to any Intellectual Property granted in the ordinary course of business and (B) defects or irregularities in title that do not materially impair the use or operation of such Intellectual Property), in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect and (ii) have not received any written opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, the Intellectual Property of any other person. The Intellectual Property owned by the Company and each of its subsidiaries is subsisting and, to the knowledge of the Company, the registered Intellectual Property owned by the Company and each of its subsidiaries is valid and enforceable. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the ownership, validity, scope or enforceability of, or any rights of the Company or any of its subsidiaries in, any Intellectual Property owned by the Company. To the knowledge of the Company and its subsidiaries, the conduct of their businesses have not infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of the Company, no person or entity has infringed, misappropriated or otherwise violated, any Intellectual Property owned by or licensed to the Company or any of its subsidiaries. No material written claim, or to the knowledge of the Company, any other claim, has been made against the Company alleging the infringement, misappropriation or other violation of any Intellectual Property of any other person by the Company or any of its subsidiaries. The Company and its subsidiaries use, and have used, commercially reasonable efforts in accordance with customary industry practice to appropriately protect, maintain and safeguard the confidentiality of all material Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, including the execution of appropriate nondisclosure and confidentiality agreements. No such material Intellectual Property has been disclosed other than to employees, representatives, contractors and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements. Each such employee or contractor has executed a valid and enforceable invention assignment agreement whereby such employee or contractor presently assigns all of his or her right, title and interest in and to such Intellectual Property, giving the Company or its applicable subsidiary sole and exclusive rights to the Intellectual Property developed by such person in connection with his or her employment or engagement, as applicable, with the Company or its subsidiaries. The Company is not in breach or violation nor has received any asserted or threatened written claim, or to the knowledge of the Company, any other claim, of any breach or anticipated breach or violation by any other person to any such agreement. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any material Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries and no governmental agency or body, university, college, other educational institution or research center has any claim or right in or to any such Intellectual Property.

(l)            Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source” or similar licensing model (including, but not limited to, the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (collectively, “Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(m)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and as proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have complied, and are presently in compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or other governmental or regulatory authority, internal and external policies, and contractual obligations, in each case, relating to the privacy and security of IT Systems and information that could be used to identify an individual person (“Personal Data”) (collectively, the “Data Security Obligations”) and to the protection of such Data Security Obligations from unauthorized use, access, misappropriation or modification and the collection, use, transfer, processing, import, export, storage, protection, disposal and disclosure of Personal Data. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have used reasonable efforts to establish and maintain reasonable physical, technical and administrative safeguards consistent with industry standards and practices that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification relating to any IT Systems and Personal Data (“Breach”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, there has been no such Breach to any IT Systems and Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, and neither the Company nor any of its subsidiaries has received any written notification of or complaint regarding any Data Security Obligation by the Company or any of its subsidiaries, and have no knowledge of any event or condition that would reasonably be expected to result in, a Breach to such Data Security Obligations. To the knowledge of the Company, there is no action, suit or proceeding by or before any court or governmental agency, authority or body, pending or threatened alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries.

(n)           Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (to the extent that the concept of good standing is applicable under the law of the relevant jurisdiction) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent that the concept of good standing is applicable under the law of the relevant jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing (to the extent that the concept of good standing is applicable under the law of the relevant jurisdiction) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           The Company has an authorized capitalization as set forth in the Prospectus and all of the issued Ordinary Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the General Disclosure Package and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Prospectus.

(p)           The Shares to be issued and sold by the Company to the Manager hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non assessable and will conform to the description of the Ordinary Shares contained in the General Disclosure Package and the Prospectus; and the issuance of the Shares is not, and will not be, subject to any preemptive or similar rights that have not been validly waived.

(q)           The issue and sale of the Issuance Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Registration Statement, the General Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications as may be validly obtained or waived or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Manager.

(r)            Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)           The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Securities”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares, under the captions “Material Luxembourg Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations”, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(t)            Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus there are no legal or governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; to the Company’s knowledge, there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)           The Company is not and, after giving effect to the offering and sale of the Issuance Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)           KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(w)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies in all material respects with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(x)           Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(z)           This Agreement has been duly authorized, executed and delivered by the Company.

(aa)         None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulations of the Grand Duchy of Luxembourg or the United Kingdom, including, without limitation, the UK Bribery Act 2010, as amended, and any applicable European Union national law regulating payments to governments officials or employees or any other applicable anti-corruption or anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promoted and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws.

(bb)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)         None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Bureau of Industry and Security (“BIS”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, the Grand Duchy of Luxembourg, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (each a “Sanctioned Jurisdiction”), which as at the date of this Agreement are Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, except as would not constitute a violation of Sanctions if such funding or facilitation were undertaken by a person required to comply with such Sanctions, (ii) to fund or facilitate any activities or business in Russia or Belarus or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions; and applicable export control laws and regulations administered by BIS or other relevant authorities, including the Export Administration Regulations (collectively, “Export Controls”); provided, however, that no provision of this sub-section shall apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96, as amended from time to time (the “EU Blocking Regulation”) (or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.

(dd)        The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of applicable Sanctions or Export Controls, except as would not constitute a violation of Sanctions or Export Controls, or would otherwise violate Sanctions or Export Controls; provided, however, that no provision of this sub-section shall apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of (i) the EU Blocking Regulation (or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.

(ee)         The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of profit or (loss) and other comprehensive (loss)/income, changes in equity, and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(ff)          Except for any net income, capital gains or franchise taxes imposed on the Manager by the government of the Grand Duchy of Luxembourg or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Manager and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Manager in the Grand Duchy of Luxembourg, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Registration Statement, the General Disclosure Package and the Prospectus or (iii) the sale and delivery by the Manager of the Shares as contemplated herein and in the General Disclosure Package.

(gg)        Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of the Grand Duchy of Luxembourg, or U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any the Grand Duchy of Luxembourg, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 17 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(hh)         Any final judgment for a fixed or determined sum of money rendered by any U.S. Federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared, as Luxembourg case-law currently stands, enforceable against the Company by the courts of the Grand Duchy of Luxembourg, pursuant to an exequatur procedure, without reconsideration or reexamination of the merits.

(ii)           The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Grand Duchy of Luxembourg and will be honored by the courts of Luxembourg (Grand Duchy of Luxembourg), subject to the restrictions described under the caption “Service Of Process And Enforcement Of Civil Liabilities Under U.S. Securities Laws” in the Registration Statement, the General Disclosure Package and the Prospectus and any overriding Luxembourg law provisions that may apply. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(jj)           [Reserved].

(kk)         Based on the projected composition of the Company’s income and assets, including goodwill, and the fact that the Company is not yet producing revenue from its active operations, the Company may be classified as a “passive foreign investment company,” as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for the current taxable year or in the foreseeable future.

(ll)           Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no approvals are currently required in the Grand Duchy of Luxembourg in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of the Grand Duchy of Luxembourg and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the Grand Duchy of Luxembourg and no such payments made to the holders thereof or therein who are non-residents of the Grand Duchy of Luxembourg will be subject to income or other taxes under laws and regulations of the Grand Duchy of Luxembourg or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Grand Duchy of Luxembourg or any political subdivision or taxing authority thereof or therein. However, dividends distributed by the Company will in principle be subject to a 15% withholding tax unless a domestic exemption or a treaty reduction applies.

(mm)       The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(nn)         Any holder of the Shares and the Manager are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Grand Duchy of Luxembourg may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(oo)         No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package, the Prospectus or any “road show” (as defined in Rule 433 under the Securities Act) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)         The Ordinary Shares shall be an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(l) of such rule.

(qq)         The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

Any certificate signed by any officer of the Company and delivered to the Manager or its counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.

2.             Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree:

(a)           The Company may from time to time seek to sell Shares through the Manager, acting as sales agent, or directly to the Manager, acting as principal (any such sales, an “Issuance” and such shares sold in an Issuance, the “Issuance Shares”). In connection with an Issuance, the Company may submit its orders to the Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Issuance Shares on any Trading Day (as defined herein) or over a period of Trading Days (such Trading Day or period, the “Selling Period”) which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A; provided, however, that the Company will only submit its orders to the Manager on a single Trading Day and may not submit any such Issuance order during an existing Selling Period and the Company may submit its orders to the Manager from any of the individuals listed as an authorized representative of the Company on Schedule IV hereto (the “Authorized Representatives”). As used herein, “Trading Day” shall mean any trading day on the NASDAQ (the “Exchange”). The following shall apply in respect of an Issuance:

(i)           Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to execute any Company order submitted to it hereunder to sell Shares and with respect to which the Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(ii)          The Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above, and in no event, below par value. In addition, the Company may, upon notice to the Manager by telephone (confirmed promptly by email), suspend an offering of the Shares with respect to which the Manager is acting as sales agent pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii)         When acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to the Manager with respect to such sales.

(iv)         At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(v)          Notwithstanding any other provision of this Agreement, the Company and the Manager agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Manager shall not be obligated to sell or offer to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Ordinary Shares by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(vi)         The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate terms agreement relating to such sale.

(vii)        If the Company wishes to issue and sell Shares pursuant to this Agreement but other than as set forth herein, it will notify the Manager of the proposed terms of such placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a separate terms agreement setting forth the terms of such sale, which terms agreement shall not be binding until executed by each of the parties thereto. In the event of a conflict between the terms of this Agreement and such terms agreement, the terms of such terms agreement shall control. For the avoidance of doubt the Company need not notify the Manager in connection with any private placement.

3.             Fee. In respect of an Issuance, the compensation to the Manager for sales of the Issuance Shares with respect to which the Manager act as sales agent hereunder shall be at a mutually agreed rate, not to exceed 1.5% of the gross offering proceeds of the Shares sold by the Manager pursuant to this Agreement. The Company may sell shares to the Manager as principal at a price agreed upon at the relevant Time of Sale pursuant to a separate terms agreement.

4.             Payment, Delivery and Other Obligations. Settlement for sales of the Issuance Shares pursuant to this Agreement will occur on the second Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through or to the Manager for settlement on such date shall be issued and delivered by the Company to the Manager the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager after receipt of payment of the net proceeds from the sale of such Shares by the Company. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager or its designee’s account (provided that the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled under this Agreement absent such default.

5.             Conditions to the Manager’s Obligations. The obligations of the Manager are subject to the following conditions:

(a)          Since the later of (A) the date of this Agreement, (B) the immediately preceding Representation Date; provided that in the case of clause (ii) below, the date shall be the relevant date enumerated in sub-clause (i) and (ii):

(i)           There shall not be (and prior to each Time of Sale, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(ii)          (i) Neither the Company nor any of its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or the General Disclosure Package, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Sale on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii)         There shall not have occurred (including, on or prior to each Time of Sale) any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Sale on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(iv)         The Company shall have complied with the provisions of this Agreement regarding the furnishing of prospectuses.

(b)          The Manager shall have received on each date specified in Section 5(a) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statement or omission made in reliance upon and in conformity with any Manager Information furnished in writing to the Company by the Manager expressly for use in the General Disclosure Package. The Manager shall also have received any requested certificate of the Chief Financial Officer of the Company with respect to certain financial data derived from the Company’s financial statements or accounting records providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Manager.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Manager shall have received on each date specified in Section 6(o), and on such other dates as may be reasonably requested by the Manager (i) a written New York and U.S. federal law opinion and negative assurance letter of Linklaters LLP, outside counsel for the Company, dated such date, substantially in the form set forth in Schedule V-A hereto and (ii) a written Luxembourg law opinion of Linklaters LLP, outside counsel for the Company, dated such date, substantially in the form set forth in Schedule V-B hereto.

The opinions of counsel for the Company described in this Section 5(c) shall be rendered to the Manager at the request of the Company and shall so state therein.

(d)           The Manager shall have received on each date specified in Section 6(p), and on such other dates as may be reasonably requested by the Manager, an opinion of Davis Polk & Wardwell LLP, counsel for the Manager, dated such date, in form and substance reasonably satisfactory to the Manager.

(e)           The Manager shall have received on each date specified in Section 6(q), and on such other dates as may be reasonably requested by the Manager, a letter dated such date in form and substance satisfactory to the Manager, from KPMG LLP, independent public accountants for the Company, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” or, with respect to quarterly financial information, an agreed upon procedures letter to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus, the General Disclosure Package or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f)            All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g)           The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h)           The Ordinary Shares shall be an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(l) of such rule.

6.             Covenants of the Company. The Company covenants with the Manager as follows:

(a)           To furnish the Manager with copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Manager may from time to time reasonably request. In case any of them are required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of any of them, and at its own expense, the Company shall prepare and deliver to the Manager as many copies as requested of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b)           Except for such reports and any definitive proxy or information statements that are required to be filed pursuant to the Exchange Act that are unrelated to the offering of Shares contemplated herein, before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably and promptly objects (other than any prospectus supplement relating to the offering of Shelf Securities other than the Ordinary Shares). To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably and promptly objects (other than any free writing prospectus relating to the offering of Shelf Securities other than the Ordinary Shares). Not to take any action that would result in the Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager that the Manager otherwise would not have been required to file thereunder.

(c)           To file, subject to Section 6(b) above in the case of a report triggered by an offering of Shares contemplated herein, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its annual reports on Form 20-F, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Manager pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Manager with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d)           To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Manager via electronic mail in “.pdf’ format on such filing date to an electronic mail account designated by the Manager and, at the Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market. The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(e)           During the Delivery Period to advise the Manager promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)            If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Manager by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Manager as many copies as the Manager may reasonably request of such amendment or supplement.

(g)           If required by applicable law, to endeavor to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Manager may reasonably request; provided, however, nothing contained herein shall require the Company to do business in any jurisdiction, qualify as a foreign corporation (where not otherwise required), to file a general consent to service of process in any jurisdiction (where not otherwise required) or to subject itself to taxation in any jurisdiction (where not otherwise required).

(h)           To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(i)            If at any time following issuance of a Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the General Disclosure Package and the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to the Manager a Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission.

(j)            (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Manager that are listed on Schedule III(c); and the Company reconfirms that the Manager has been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

(k)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, the General Disclosure Package, any Written Testing-the-Waters Communication, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager, in the quantities hereinabove specified, (ii) all costs and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Manager in connection with such qualification and in connection with the Blue Sky survey, (iii) all fees and expenses in connection with listing the Shares on NASDAQ; (iv) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Manager in connection with, any required review by FINRA of the terms of the sale of the Shares, (v) the cost of preparing stock certificates, (vi) the cost and charges of any transfer agent or registrar, (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section provided, however, that the amount payable by the Company with respect to the fees and disbursements of counsel to the Manager pursuant to this Section shall not exceed (A) in aggregate $150,000 arising out of entry into this Agreement, the Company’s delivery of the initial certificate pursuant to Section 5(b), opinions pursuant to Section 5(c) and (d) and the Initial Comfort Letter pursuant to Section 5(e), any required review by FINRA of the terms of the sale of the Shares and (B) $20,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 6(n). It is understood, however, that, except as provided in this Section, and Sections 6 and 8 hereof, the Manager will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

(l)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to prepare a new shelf registration statement, to provide the Manager and their counsel the opportunity to review such new registration statement prior to filing, to file, subject to Section 6(b), such new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(m)          To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(n)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) there is filed with the Commission an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F), (iii) the Company files or furnishes a report on Form 6-K containing quarterly or half-year financial information (including any Form 6-K/A containing amended financial information or a material amendment to the previously filed report on Form 6-K containing quarterly or half-year financial information) under the Exchange Act, (iv) the Company files a report on Form 6-K containing amended financial information that is material to the offering of securities of the Company in the Manager’s reasonable discretion or (v) Shares are delivered to the Manager as principal; provided, however, that each such date referred to in clauses (i) and (ii) above may be a date within two Trading Days of such event or such later date as may be mutually agreed upon by the Company and the Manager, in each case so long as no Shares are to be offered or sold until such date or such later date, as applicable (such commencement date (and any such recommencement date, if applicable) and each such date referred to in clauses (i) - (v) above, a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate within two Trading Days of the Representation Date, in form reasonably satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 6(n) shall be waived for any Representation Date occurring at a time at which no Selling Period is pending or in effect or if a suspension is in effect with respect to any Selling Period, which waiver shall continue until the earlier to occur of (1) the date the Company instructs the Manager to sell Issuance Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Issuance Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Manager with a certificate under this Section 6(n), then before the Company instructs a Manager to sell Issuance Shares or the Manager sells any Issuance Shares pursuant thereto, the Company shall provide the Manager with such certificate dated the date of such instruction. Within two Trading Days of each Representation Date upon which a comfort letter is required to be delivered pursuant to Section 6(q), the Manager shall have also received any requested certificate of the Chief Financial Officer of the Company with respect to certain financial data derived from the Company’s financial statements or accounting records providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Manager.

(o)           Within two Trading Days of each Representation Date, the Company shall cause to be furnished to the Manager, dated as of such date, in form and substance satisfactory to the Manager, (i) a written New York and U.S. federal law opinion and negative assurance letter of Linklaters LLP, outside counsel for the Company, dated such date, substantially in the form set forth in Schedule V-A hereto and (ii) a written Luxembourg law opinion of Linklaters LLP, outside counsel for the Company, dated such date, substantially in the form set forth in Schedule V-B hereto, each as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)           Within two Trading Days of each Representation Date, Davis Polk & Wardwell LLP, counsel to the Manager, shall furnish to the Manager a written opinion, dated as of such date in form and substance reasonably satisfactory to the Manager.

With respect to Sections 6(o) and 6(p) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under Section 6(o) or Section 6(p), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(q)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that the Company is required to deliver a certificate pursuant to Section 6(n) KPMG LLP, independent public accountants of the Company, shall deliver to the Manager the comfort letter(s) described in Section 5(e).

(r)            To comply with the Due Diligence Protocol attached hereto on Schedule II, as requested by the Manager, and any other due diligence review or call reasonably requested by any of the Manager.

(s)           To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder and under any Confirmation.

(t)            That it consents to the Manager trading in the Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u)           That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(v)           During the Delivery Period, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Ordinary Shares or securities convertible into or exchangeable or exercisable for the Ordinary Shares or warrants or other rights to purchase the Ordinary Shares or any other securities of the Company that are substantially similar to the Ordinary Shares or permit the registration under the Securities Act of any shares of the Ordinary Shares, except for (i) the registration of the Shares and the sales through or to the Manager pursuant to this Agreement, (ii) any shares of Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security, in each case described in the Registration Statement, the Prospectus and the General Disclosure Package, (iii) any shares of Ordinary Shares issued or options to purchase or grants or issuances of restricted stock, restricted stock units, performance shares, performance stock units or other securities convertible into, exchangeable for or that represent the right to receive shares of Ordinary Shares granted pursuant to any employee or non-employee director stock option or benefit plan, employee or non-employee director stock purchase or ownership plan, dividend reinvestment plan or direct purchase plan of the Company, in each case described in the Registration Statement, the Prospectus and the General Disclosure Package (iv) pursuant to a private placement or (v) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Ordinary Shares (provided, however, that (A) such plan does not provide for the transfer of Ordinary Shares during the Delivery Period and (B) no public announcement or filing (including under the Exchange Act) shall be required to be made or shall voluntarily be made during the Delivery Period), without (A) receiving the prior written consent of the Manager, unless it has provided the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Manager, suspending activity under this program for such period of time as requested by the Company; provided, however, that the foregoing shall not be applicable if the Company has provided notice to the Manager pursuant to Section 2 to suspend the offering of Shares.

(w)          Not to make, and agrees that it has not made, any offer relating to the Shares that would constitute an issuer free writing prospectus (as defined in Rule 433 of the Securities Act) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, that contains information other than descriptions of the terms of the Shares in the offering or the offering.

(x)           To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus Supplement under the caption “Use of Proceeds”.

(y)           To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Securities Act.

7.             Indemnity and Contribution. (a)The Company will indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager, each person who controls the Manager, within the meaning of either the Securities Act or the Exchange Act and each affiliate of the Manager, within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities, joint or several, to which they may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any subsequent amendment thereof, or in the Prospectus, the General Disclosure Package, any Testing-the-Waters Communication, the Exchange Act Documents or any issuer free writing prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that an such loss, claim, damage or liability arises out of or is based upon directly or indirectly, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company by or on behalf of the Manager.

(b)           The Manager will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus or the Prospectus, or any amendment or supplement thereto, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus or the Prospectus, or any amendment or supplement thereto, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Manager Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to the Manager and an applicable document, “Manager Information” shall mean the written information furnished to the Company by the Manager through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by the Manager consists of the following information in the Prospectus furnished on behalf of the Manager: the information contained in the ninth, tenth and eleventh paragraphs under the caption “Plan of Distribution”.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 7. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in Sections 7(a), (b) or (c) above is unavailable in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total gross proceeds from the offering (after deducting discounts and commissions but before deducting expenses) received by the Company compared to the total discounts and commissions received by the Manager, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Manager on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed to the public by it were offered to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Manager and each person, if any, who controls the Manager within the meaning of the Securities Act and each broker-dealer or other affiliate of the Manager; and the obligations of the Manager under this Section 7 shall be in addition to any liability which the Manager may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

8.             Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.             Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 6(k) and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the offers and sales of Shares by the Manager in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 6(k) and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect until and unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement or pursuant to this Section 9(c) shall in all cases be deemed to provide that Section 1, Section 6(k) and Section 7 of this Agreement shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

10.           Entire Agreement. (a) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

(b)           The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager, on the other, (ii) in connection therewith and with the process leading to such transaction the Manager is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Manager has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Manager has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company and each has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the Securities Activities of the Manager in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Manager with respect to any entity or natural person. The Company agrees that it will not claim that the Manager, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

11.           Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

12.           Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.           Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.           Notices. All communications hereunder shall be in writing and effective only upon receipt, and if to the Manager shall be delivered, mailed or sent to Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019 (Attn: Syndicate Registration); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel.

16.           Waiver of Jury Trial. The Company and the Manager hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.           Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Grand Duchy of Luxembourg, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

18.           Exclusive Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment. The Company appoints CT Corporation System, located at 28 Liberty Street, New York, New York 10005.] as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

19.           Authorizations. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Manager imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

20.           Stamp Tax. The Company will indemnify and hold harmless the Manager against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by the Company to the Manager and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future Luxembourg taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. The Company will not cover any registration duties (droits d’enregistrement) in Luxembourg triggered upon the voluntary registration by the Manager of the Agreement or any ancillary documents if such registration is not required to maintain, enforce or protect their rights under this Agreement.

21.           Judgement Currency. The Company agrees to indemnify the Manager, each employee, officer and director of the Manager, and each person, if any, who controls the Manager within the meaning of the Securities Act and each broker-dealer or other affiliate the Manager, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22.           UK Bail-in Policy.

(a)           Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding among the Company, any Manager organized in the United Kingdom (each a “UK Bail-in Party”) and the Managers, each UK Bail-in Party, the Company and the Manager acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agree to be bound by:

(i)           the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party (“Relevant UK Bail-in Party”) to the Company or such Manager under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon on a permanent basis;

(B)  the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Party or another person, and the issue to or conferral on the Company or such Manager of such shares, securities or obligations;

(C)  the cancellation of the UK Bail-in Liability; and/or

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)          the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(b)           Neither a reduction, in part or in full, of any UK Bail-in Liability, the conversion thereof into another security or obligation of the Relevant UK Bail-in Party or another person, as a result of the exercise of the UK Bail-in Power by the relevant UK resolution authority with respect to the relevant UK Bail-in Party, nor the exercise of any UK Bail-in Power by the relevant UK resolution authority with respect to the Agreement will be an event of default or otherwise constitute non-performance of a contractual obligation, or entitle any party hereto to any remedies (including equitable remedies), which are hereby expressly waived.

(c)           For purposes of this Article 19: “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person such liability, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of such liability. “UK Bail-in Liability” means a liability in respect of which the relevant UK Bail-in Powers may be exercised.

23.           UK MiFIR. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules the Manager and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Ordinary Shares by the UK Manufacturer and the related information set out in the Prospectus relating to the Ordinary Shares.

24.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that the Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that the Manager that is a Covered Entity or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           For purposes of this Section 24, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

Very truly yours,

ARRIVAL

By:	/s/ John Wozniak
Name: John Wozniak
Title: Chief Financial Officer

[Signature page to Equity Distribution Agreement]

Accepted as of the date hereof: BARCLAYS CAPITAL INC. as Manager
By:	/s/ Rory Elliott
Name: Rory Elliott
Title: Managing Director

[Signature page to Equity Distribution Agreement]

SCHEDULE I

Permitted Free Writing Prospectuses

None.

I-1

SCHEDULE III

(a)          Additional Documents Incorporated by Reference:

None

(b)          Information other than the Prospectus Supplement that comprise the General Disclosure Package:

o	None

(c)          Written Testing-the-Waters Communications:

None

C-1

SCHEDULE IV

Authorized Representatives

1.	Alex Kim

2.	Philip Kim

3.	John Wozniak

C-2

Exhibit A

[Letterhead]

, 20

Arrival

60A, rue des Bruyères

L-1274 Howald,

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B 248209

+352 26845062
VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear                     :

This Confirmation sets forth the terms of the agreement of Barclays Capital Inc. (the “Manager”) with Arrival (the “Company”) relating to the sale of shares of the Company’s Ordinary Shares, with an accounting par value per share, having an aggregate gross sales price of up to $300,000,000 pursuant to the Equity Distribution Agreement between the Company and Barclays Capital Inc., dated August 11, 2022 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein. By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold (not to be less than the accounting par value of the Shares):

Date(s) on which Shares may be sold:

Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by a.m./p.m. (New York time) on [the date hereof][ , 20 ].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date hereof, every Time of Sale, every Settlement Date and every Representation Date.

[Signature page follows]

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

BARCLAYS CAPITAL INC.

By:
Name:
Title: